UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 13, 2015
Date of Report (Date of Earliest Event Reported)

Nobilis Health Corp.
(Exact Name of Registrant as Specified in its Charter)

British Columbia	000-55274	98-1188172
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

4120 Southwest Freeway, Suite 150, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 355-8614

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Underwriting Agreement

On May 13, 2015, Nobilis Health Corp. (the “Company”) entered into an Underwriting Agreement, with a syndicate of underwriters (the "Underwriters") co-led by Mackie Research Capital Corporation ("MRRC") as sole bookrunner and PI Financial Corp. ("PI Financial") in connection with the Company’s private placement of 7,847,668 units (each, a "Unit"), which includes 527,668 Units issued pursuant to the partial exercise of the Underwriters’ option, which were issued at a price of $9.00 per unit (the “Underwriting Agreement”). All dollar amounts in this Current Report on Form 8-K are noted in Canadian dollars.

Each Unit is comprised of one treasury unit (a "Treasury Unit") and one-half of one common share (each whole common share, an "Additional Share") from Donald L. Kramer and Healthcare Ventures, Ltd. (a company controlled by Dr. Kramer) or from Harry Fleming (collectively, the "Selling Shareholders" and the Additional Shares from the Selling Shareholders, the "Secondary Shares") or from treasury (the "Additional Treasury Shares"). Each Treasury Unit is comprised of one-half of one common share of the Company (each whole common share, a “Treasury Unit Share”) and one-half of one common share purchase warrant (each whole common share purchase warrant, a “Warrant”). The Selling Shareholders were also parties to the Underwriting Agreement.

Based on the minimum 50/50 split of the per Unit proceeds agreed to between the Company and the Selling Shareholders and provided for in the Underwriting Agreement (the "Proceeds Split"), the Company received gross proceeds of $36,267,012 from the sale of 7,847,668 Treasury Units, which comprised 3,923,834 Treasury Unit Shares and 105,834 Additional Treasury Shares, and the Selling Shareholders received gross proceeds of $34,362,000 from the sale of 3,818,000 Secondary Shares. Pursuant to the Proceeds Split, except for in limited circumstances, the $9.00 per Unit was divided equally between the Company and Selling Shareholders with the Company contributing one-half of one Treasury Unit Share and one-half of one Warrant for proceeds of $4.50 per Unit and the Selling Shareholders contributing only one-half of one Secondary Share for an equal amount of proceeds of $4.50 per Unit.

Each of the 3,923,834 Warrants issued in the Offering is exercisable for one common share of the Company (a "Warrant Share") at any time until 5:00 pm (Toronto time) on May 13, 2017 at an exercise price of $11.50. The expiry date of the Warrants may be accelerated by the Company at any time following the nine-month anniversary of the closing date of the Offering (the “Closing”), and prior to the expiry date of the Warrants if the volume-weighted average trading price of the Company’s common shares on the principal market on which such shares trade is equal to or greater than $13.50 for any 20 consecutive trading days, at which time the Company may accelerate the expiry date by issuing a press release announcing the reduced warrant term whereupon the Warrants will expire on the 20th calendar day after the date of such press release. Under the terms of the Underwriting Agreement, in the event that the Company fails to file a registration statement (“Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) on or before August 31, 2015, the expiry of the Warrants may not be accelerated until the 15 month anniversary following the Closing.

In connection with the Offering, the Underwriters received a total cash commission of $3,020,783 of which $1,904,018 (equal to 5.25% of the gross proceeds of the Offering multiplied by the number of Treasury Unit Shares and Additional Treasury Shares, divided by the total number of Treasury Unit Shares and Additional Shares in the Offering) was paid by the Company and $1,116,765 (equal to 3.25% of the gross proceeds of the Offering multiplied by the number of Secondary Shares divided by the total number of Treasury Unit Shares and Additional Shares) was paid by the Selling Shareholders. In addition, the Underwriters were also granted an aggregate of 392,383 compensation options (the "Compensation Options"), being equal to 5% of the number of Treasury Units sold in the Offering. The Compensation Options are exercisable at any time until 5:00 pm (Toronto time) on May 13, 2017.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, and indemnification obligations of the Company and the Underwriters. The Underwriting Agreement also grants a right of first refusal to MRRC for a period of 18 months from Closing in respect of additional capital raising in Canada, whether by issuance of common shares, securities exchangeable or convertible into common shares, or debt instruments of the Company to act as (i) lead manager, lead underwriter, lead agent and/or sole bookrunner to the Company, any of its subsidiaries and any successor entity to the Company’s business or assets by reorganization, with a minimum 25% syndicate position; or (ii) advisor and/or sponsor of a formal valuation or fairness opinion or sponsorship required by virtue of Canadian securities legislation and/or regulation.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, and indemnification obligations of the Company and the Underwriter. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

In compliance with the Underwriting Agreement, the Underwriters offered Units outside the United States to non-U.S. persons in compliance with Regulation S under the U.S. Securities Act and through their U.S. registered broker-dealers, offered the Units, to, or for the account or benefit of, persons in the United States and U.S. persons who were institutional “accredited investors” that satisfied one of the criteria set forth in Rule 501(a)(1), (2), (3) or (7), in compliance with Rule 506(b) of Regulation D under the U.S. Securities Act and applicable state securities laws.

This summary of the material terms of the Underwriting Agreement does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the to the Underwriting Agreement filed herewith as Exhibit 10.1 and incorporated into this Item 1.01 by reference.

Warrant Indenture
On May 13, 2015, the Company entered into a warrant indenture (the “Warrant Indenture”) with CST Trust Company, as warrant agent (the “Warrant Agent”) for the Warrants issued in the Offering.

The Warrant Indenture provides for the terms and conditions governing the Warrants. In material part, the Warrant Indenture provides that each warrant issued in the Offering is exercisable for one Warrant Share any time until 5:00 pm (Toronto time) on May 13, 2017 at an exercise price of $11.50. The expiry date of the Warrants may be accelerated by the Company at any time following the nine-month anniversary of the date of Closing and prior to the expiry date of the Warrants if the volume-weighted average trading price of the Company’s common shares on the principal market on which such shares trade is equal to or greater than $13.50 for any 20 consecutive trading days, at which time the Company may accelerate the expiry date by issuing a press release announcing the reduced warrant term whereupon the Warrants will expire on the 20th calendar day after the date of such press release. Under the terms of the Underwriting Agreement, in the event that the Company fails to file a Registration Statement on or before August 31, 2015, the expiry of the Warrants may not be accelerated until the 15 month anniversary following the Closing.

Further, the Warrant Indenture provides for adjustment in the number of common shares issuable upon the exercise of the Warrants and/or the exercise price per common share upon the occurrence of certain events. The Warrant Indenture also provides for adjustment in the class and/or number of common shares issuable upon the exercise of the Warrants and/or exercise price per common share in the event of other certain events, including re-classification, consolidation, amalgamation, arrangements, merger, or all or substantially all of the Company’s assets or property.

This summary of the material terms of the Warrant Indenture does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Warrant Indenture filed herewith as Exhibit 4.1 and incorporated into this Item 1.01 by reference.

Item 3.02 Unregistered Sales of Equity Securities

On May 13, 2015, the Company announced that it had closed a private placement of 7,847,668 units raising overall gross proceeds of $70.6 million, with aggregate gross proceeds to the Company of $36.3 million (the "Company Proceeds").

The Offering is described in Item 1.01 of this Current Report on Form 8-K which disclosure is incorporated into this Item 3.02.

The Company Proceeds will be used for general working capital and potential acquisitions.

The Securities have not been registered under the U.S. Securities Act of 1933, as amended, (the “U.S. Securities Act”) or any state securities laws of any state of the United States and are “restricted securities” within the meaning of Rule 144(a)(3) of the U.S. Securities Act. The Securities have been and will be issued to investors based on the representations of such investors to the Company pursuant to the exclusion from the registration requirements of the U.S. Securities Act provided by Regulation S under the U.S. Securities Act and pursuant to the exemption from the registration requirements of the U.S. Securities Act provided by Rule 506(b) of Regulation D under the U.S. Securities Act.

Under the terms of the Underwriting Agreement, the Company has agreed to use commercially reasonable efforts to file a Registration Statement with the SEC by August 31, 2015 in order to permit the re-sale and transfer of the Securities, without restriction.

Item 8.01 Other Events.

On May 13, 2015, the Company issued a press release announcing the Financing. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Exhibit	Description
4.1	Warrant Indenture
10.1	Underwriting Agreement
99.1	Press release dated May 13, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBILIS HEALTH CORP.

Dated: May 14, 2015	By: /s/Andy Chen
Andy Chen
Chief Financial Officer